Exhibit 99.1

Pacific Energy Development Announces Approval of Common Stock Listing on NYSE MKT

DANVILLE, CA September 5, 2013 -  Pacific Energy Development (OTCBB:PEDO), an energy company engaged in the acquisition and development of strategic high-value energy projects in the U.S. and Asia, announced today its common stock has been approved for listing on the NYSE MKT.  Trading is expected to commence on the NYSE MKT on Tuesday, September 10, 2013, under the ticker symbol “PED”.  Prior to that date, Pacific Energy Development’s shares will continue to trade on the Over-the-Counter (OTC) Bulletin Board.

“The listing on the NYSE MKT is another major development at Pacific Energy Development, following our recent acquisition of the Mississippian Lime acreage and closing of a $22 million private placement,” commented President and CEO Frank C. Ingriselli. “We are excited about the NYSE MKT listing, which should enable us to increase the trading liquidity of our stock, broaden our shareholder base, raise our profile in the investment community, and provide us a platform to share our story and communicate our growth-focused strategy with a broader group of investors,” added Mr. Ingriselli.

“We welcome Pacific Energy Development to the NYSE MKT, expanding our current family of listed energy companies,” said Scott Cutler, Executive Vice President, Global Listings at NYSE Euronext. “With a global reach, Pacific Energy Development is a great example of a growth oriented company that can leverage NYSE’s advanced and innovative market model.”

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (OTCBB:  PEDO), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States and Asia. The Company’s principle assets include its Niobrara asset located in the DJ Basin in Colorado, its Eagle Ford asset in McMullen County, Texas, its North Sugar Valley asset located in Matagorda County, Texas, and the recently acquired Mississippian asset located in Comanche, Harper, Barber and Kiowa Counties, Kansas. Pacific Energy Development is headquartered in Danville, California, with offices in Houston, Texas and Beijing, China.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, the timing of the commencement of trading on the NYSE MKT. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s public filings with the SEC.

Contacts

Pacific Energy Development

Bonnie Tang, 1-855-733-3826 Ext 21 (Media)

PR@pacificenergydevelopment.com

Liviakis Financial Communications, Inc.

John Liviakis, 415-389-4670 (Investor Relations)

john@liviakis.com